UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

PO BOX 55909, BOSTON, MA 02205-5909

ACTION REQUESTED

RE: Business Development Corporation of America

Dear Stockholder:

Recently, you received proxy materials regarding a very important matter that requires your attention related to your Business Development Corporation of America investment. Your voice is important in this proxy vote process and the scheduled Special stockholder meeting on September 30, 2015 is quickly approaching. If we do not obtain enough votes to conduct the meeting, we will have to adjourn and continue to request stockholder participation to reach required quorum.

To cast your vote at your earliest convenience and eliminate additional communications on this matter, please call 1-855-800-9422 (toll-free) between 9:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday. During this brief call, you will be speaking with a representative of Boston Financial Data Services, the firm Business Development Corporation of America has engaged in the effort of gathering votes.

At the time of the call, you will be asked for the reference number on the front of the enclosed proxy ballot in order to locate your voting record for the fund(s) that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

The board of directors of Business Development Corporation of America has carefully evaluated the proposals and believes the approval of each proposal is in the best interest of stockholders.

We appreciate your voting. Thank you for investing with Business Development Corporation of America.

Sincerely,

Business Development Corporation of America